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                                                                      EXHIBIT 11

                         BRISTOL RETAIL SOLUTIONS, INC.

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
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                                                                                       INCEPTION
                                                                YEAR ENDED        (APRIL 3, 1996) TO
                                                               DECEMBER 31,          DECEMBER 31,
                                                                   1997                  1996
                                                             ---------------       ---------------

     BASIC LOSS PER SHARE

          Net loss                                           $   (4,968,607)       $     (106,625)
                                                             ===============       ===============

          Weighted average number of common shares
            outstanding during the period
                                                                  5,198,156             3,319,738
                                                             ===============       ===============

          Basic loss per share                               $         (.96)       $         (.03)
                                                             ===============       ===============

     DILUTED LOSS PER SHARE

          Net loss                                           $   (4,968,607)       $     (106,625)
                                                             ===============       ===============

          Weighted average number of common shares
            outstanding during the period                         5,198,156             3,319,738
                                                             ===============       ===============

          Effect of stock options and warrants
            treated as common stock equivalents
            under the treasury stock method                              --                    --
                                                             ---------------       ---------------

               Total shares                                       5,198,156             3,319,738
                                                             ===============       ===============

          Diluted loss per share                             $         (.96)       $         (.03)
                                                             ===============       ===============

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